Exhibit 24.1

THE TIMKEN COMPANY

REGISTRATION STATEMENT ON FORM S-4

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of The Timken Company, an Ohio corporation (the “Registrant”), does hereby constitute and appoint each of Richard G. Kyle, William R. Burkhart, Philip D. Fracassa and J. Ted Mihaila, or any of them, each acting alone, as the true and lawful attorney-in-fact or attorneys-in-fact for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute and file (i) a Registration Statement on Form S-4 (the “Form S-4 Registration Statement”) with respect to the registration under the Securities Act of 1933, as amended, for the exchange of up to $350,000,000 aggregate principal amount of 3.875% of Senior Notes due 2024 of the Registrant, (ii) any and all amendments, including post-effective amendments, supplements and exhibits to the Form S-4 Registration Statement and (iii) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Form S-4 Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.

This Power of Attorney may be executed in multiple counterparts, each of which will be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 16th day of February, 2015.

Signature	Title

/s/ Richard G. Kyle Richard G. Kyle	President and Chief Executive Officer (Principal Executive Officer) and Director

/s/ Philip D. Fracassa Philip D. Fracassa	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Maria A. Crowe Maria A. Crowe	Director

/s/ John A. Luke, Jr. John A. Luke, Jr.	Director

/s/ Christopher L. Mapes Christopher L. Mapes	Director

/s/ Ajita G. Rajendra Ajita G. Rajendra	Director

/s/ Joseph W. Ralston Joseph W. Ralston	Director

/s/ John P. Reilly John P. Reilly	Director

/s/ Frank C. Sullivan Frank C. Sullivan	Director

/s/ John M. Timken, Jr. John M. Timken, Jr.	Director

/s/ Ward J. Timken, Jr. Ward J. Timken, Jr.	Director

/s/ Jacqueline F. Woods Jacqueline F. Woods	Director